Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Roblox Corporation
(Exact name of registrant as specified in its charter)
______________________
Table 1 — Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2020 Equity Incentive Plan	Other	35,417,973	$62.46	$2,212,206,593.58	$0.0001381	$305,505.74
(2)	Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2020 Employee Stock Purchase Plan	Other	7,083,594	$53.09	$376,068,005.46	$0.0001381	$51,935.00
	Total Offering Amounts					$2,588,274,599.04		$357,440.74
	Total Fee Offsets							—
	Net Fee Due							$357,440.74

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) covers any additional shares of Roblox Corporation’s (the “Registrant”) Class A common stock that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock. The amount registered represents an automatic increase to the number of shares of the Registrant’s Class A common stock reserved for issuance pursuant to future awards under the 2020 Plan, which annual increase is provided for in the 2020 Plan. The proposed maximum offer price is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $62.46 per share, which is the average of the high and low prices of the Registrant’s Class A common stock, as reported on the New York Stock Exchange, on February 5, 2026.
(2)Pursuant to Rule 416(a) of the Securities Act, this Registration Statement covers any additional shares of the Registrant’s Class A common stock that become issuable under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock. The amount registered represents an automatic increase to the number of shares of the Registrant’s Class A common stock reserved for issuance under the 2020 ESPP, which annual increase is provided for in the 2020 ESPP. The proposed maximum offer price is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $62.46 per share, which is the average of the high and low prices of the Registrant’s Class A common stock, as reported on the New York Stock Exchange, on February 5, 2026. Pursuant to the 2020 ESPP, the purchase price of the shares of the Registrant’s Class A common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s Class A common stock on the first trading day of the offering period or on the exercise date.